ATNA RESOURCES LTD.
    1550-409 Granville Street, Vancouver, B.C. CANADA V6C 1T2
Tel: (604)684-2285  Toll Free: 1-800-789 ATNA  Fax: (604)684-8887
         E-mail: atna@atna.com     Website: www.atna.com


                 MANAGEMENT INFORMATION CIRCULAR

                      As at March 25, 2003
                     unless otherwise noted



                     SOLICITATION OF PROXIES



     This Information Circular is furnished in connection with the solicitation of proxies by the management of ATNA RESOURCES
LTD. (the "Company"), at the time and place and for the purposes set forth in the Notice of Meeting.

Note:      The  term  "member"  as defined  in  the  Company  Act
     R.S.B.C. 1996, c.62 (the "Company Act") means every person whose name is entered in the register of members of a British Columbia company or any branch register thereof, and has that meaning wherever it appears throughout this Information Circular or the accompanying Notice of Meeting. The exercise by the holder of a share of a British Columbia company or rights granted under or pursuant to the Company Act to a member of such company is contingent upon the holder being registered as a member thereof.

     It is expected that the solicitation will be primarily by mail. Proxies may also be solicited personally or by telephone by directors, officers or employees of the Company at nominal cost. The cost of this solicitation will be borne by the Company.


            ADVANCE NOTICE OF ANNUAL GENERAL MEETING

      Advance notices of the Meeting inviting nominations for election as directors of the Company as required by Section 111 of the Company Act were delivered to the British Columbia Securities Commission, the Alberta Securities Commission, the Ontario Securities Commission and the Nova Scotia Securities Commission and The Toronto Stock Exchange and were published in The Vancouver Province on March 11, 2003 and April 10, 2003, respectively.


              APPOINTMENT AND REVOCATION OF PROXIES

     The  persons  named in the accompanying Form  of  Proxy  are nominees  of  the  Company's management.  A  member  desiring  to appoint some other person (who need not be a member) to represent him at the meeting may do so either by:

     (a)  STRIKING  OUT  THE  PRINTED  NAMES  AND  INSERTING  THE
          DESIRED  PERSON'S NAME IN THE BLANK SPACE  PROVIDED  IN
          THE FORM OF PROXY; OR
     (b)  BY COMPLETING ANOTHER PROPER FORM OF PROXY.

     The completed proxy must be deposited at the office of Pacific Corporate Trust Company, Corporate Trust Department, 10th Floor, 625 Howe Street, Vancouver, B.C., V6C 3B8, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the meeting.

     A member who has given a proxy may revoke it by an instrument in writing delivered to the office of Pacific Corporate Trust Company, Corporate Trust Department, or to the registered office of the Company, 1040-999 West Hastings Street, Vancouver, B.C. V6C 2W2, at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, or to the Chairman of the meeting or any adjournment thereof, or in any other manner provided by law.


                        VOTING OF PROXIES

     If the instructions as to voting indicated in the proxy are certain, the shares represented by the proxy will be voted on any poll and where a choice with respect to any matter to be acted upon has been specified in the proxy, the shares will be voted on any poll in accordance with the specifications so made. IF A CHOICE IS NOT SO SPECIFIED, IT IS INTENDED THAT THE PERSON DESIGNATED BY MANAGEMENT IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY THE PROXY IN FAVOUR OF EACH MATTER IDENTIFIED ON THE FORM OF PROXY AND FOR THE NOMINEES OF MANAGEMENT FOR DIRECTORS AND AUDITOR.

     The form of proxy accompanying this Information Circular confers discretionary authority upon the named proxyholder with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the meeting. As of the date of this Information Circular, the management of the Company knows of no such amendment or variation or matters to come before the meeting other than those referred to in the accompanying Notice of Meeting.


          NOTICE TO BENEFICIAL HOLDERS OF COMMON SHARES

     The information in this section is of significant importance to many members, as a substantial number of members do not hold Shares registered in their own names. These members (Beneficial Members) should note that only proxies deposited by persons whose names appear on the register of members of the Company
(Registered Members) can be recognized and acted upon at the Meeting. If Shares are listed in an account statement provided to a member by a broker, then, in almost all cases, those shares will not be registered in the name of the member on the Companys Register of Members. Such shares will, more likely, be registered under the name of the members broker or its nominee. In Canada, the vast majority of such Shares are registered under the name of CDS & Co., which acts as a nominee for many Canadian brokerage firms. Shares held by brokers for their clients can only be voted (for or against resolutions) upon the instructions of the Beneficial Member. Without specific instructions, the broker/nominees are prohibited from voting the Shares for their clients. The Company does not know for whose benefit the Shares registered in the name of CDS & Co. are held.

     Applicable regulatory policy requires intermediaries to seek voting instructions from Beneficial Members in advance of shareholders meetings. Every intermediary/broker has its own mailing procedures, and provides its own return instructions, which should be carefully followed by Beneficial Members in order to ensure that their Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Member by a broker is identical to the form of proxy provided to Registered Members. However, its purpose is limited to instructing the broker/nominee how to vote on behalf of the Beneficial Member. Most brokers delegate responsibility for obtaining instructions from clients to ADP Investor Communications (ADP). ADP typically provides Beneficial Members with their own form of proxy, and asks
Beneficial Members to return the proxy forms to ADP or to vote their Shares by telephone. A Beneficial Member receiving such a proxy from ADP cannot use that proxy to vote his or her shares directly at the Meeting. Accordingly, it is strongly recommended that Beneficial Members return their completed proxies, or record their votes by telephone with ADP, well in advance of the Meeting.


     INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Other than as disclosed elsewhere herein, none of the following persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon other than the election of directors or the appointment of management:

(a) any director or senior officer of the Company since the commencement of the Company's last completed financial year;
(b) any proposed nominee for election as a director of the Company; and
(c)  any associate or affiliate of any of the foregoing persons.


             FINANCIAL STATEMENTS & DIRECTORS REPORT

      The Report of the Directors to Members and the consolidated financial statements of the Company for the year ended December 31, 2002 (the Financial Statements), together with the Auditors Report thereon, will be presented to the members at the Meeting. These documents are being mailed to members with this Information Circular.


         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company is authorized to issue 100,000,000 Common Shares
without  par  value  (the  "Common Shares").   21,857,037  Common
Shares are issued and outstanding.

     Only the holders of Common Shares are entitled to vote at the Meeting and the holders of Common Shares are entitled to one vote for each Common Share held. The directors of the Company fixed April 1, 2003 as the record date for the determination of the members entitled to vote at the Meeting.

     To the knowledge of the directors and senior officers of the Company, there is no person beneficially owning, directly or indirectly, or exercising control or direction over voting securities carrying more than 10% of the voting rights attached to any class of voting securities of the Company. However, by news release, dated October 4, 2002, Rimmer Mining Company Limited (Rimmer) announced that Rimmer et al had acquired approximately 10% of the issued shares of the Company. Rimmer is a non-reporting company controlled by Marjorie Sheridan, the spouse of J. Patrick Sheridan.


            ACQUISITION OF MAJOR ASSETS from insider

     The Company contemplates that an effective change of control will take place pursuant to a sale and purchase agreement (the Sheridan Agreement), effective March 1, 2003, among Diepdaume Mines Limited (Diepdaume), the Company and J. Patrick Sheridan (Sheridan) resulting in the issuance of an aggregate of up to 11,200,000 common shares of the Company, subject to adjustment (with such adjustment being limited to a maximum issuance of 15,000,000 common shares).

Background to the Sheridan Agreement

     By news release, dated October 4, 2002, Rimmer Mining Company Limited (Rimmer) announced that Rimmer, with others, had acquired approximately 10% of the issued shares of the Company for investment purposes. On or around October 4, 2002, Sheridan telephoned Peter R. DeLancey (DeLancey), Chairman of the Board of the Company at the time, to inform DeLancey that Rimmer et al had acquired 10% of the Companys shares, and that Mrs. Sheridan was the controlling shareholder of Rimmer.

     In late October 2002, Sheridan proposed to the Company that the Company purchase the assets relating to the Preston Mine Property, near Timmins, Ontario. The assets essentially consisted of the right to receive cash payments under a property sale agreement, a royalty agreement and a hedge account. The Company retained Roscoe Postle Associates Inc. (RPA) to prepare a formal valuation of the assets. Subsequent discussions and negotiations were conducted primarily between Sheridan and David
H. Watkins (Watkins), the President of the Company.

     The Board of Directors of the Company met on December 5, 2002 and authorized Watkins to negotiate with Sheridan with pre-determined terms of reference and a range of acceptable prices. On December 11, 2002, a written offer was sent to Sheridan. The following day, the final version of the formal valuation was received from RPA.

     The Board of Directors met again on January 20, 2003, to review the state of the negotiations, and Watkins was given authority and direction to continue negotiation of the remaining issues with Sheridan.

     During February 2003, legal due diligence was carried out relating to, among other things, environmental liability for the Preston mine site, and copies of further relevant agreements were obtained from Placer Dome Canada Limited (Placer Dome).

     In early March, the draft agreement with Diepdaume and Sheridan was circulated to the directors of the Company and on March 7, 2003, the Board of Directors authorized and directed Watkins to conclude negotiations on terms and conditions substantially as set out in the draft agreement.

     At the time of the preparation of this Information Circular, the definitive form of the Sheridan Agreement had been executed by the Company but had not been executed by Diepdaume or Sheridan. The agreement, as of the date hereof, is an agreement in principle, dated April 17, 2003.

     Since each of the directors deals at arms length to Sheridan and associates, the Board determined that it was not necessary to form an independent committee to consider the transaction. There were no materially contrary views or abstentions by any director during the course of the review and approval of the transaction by the Board of Directors.

The Sheridan Agreement

     Pursuant to the terms of the Sheridan Agreement:

1.     Subject   to  acceptance  by  the  applicable   regulatory
authorities, Diepdaume will sell and the Company will purchase from Diepdaume:

     (a) Diepdaumes entire right, title and interest in and to the Agreement of Purchase and Sale, as amended (the Placer Dome Agreement) made as of December 6, 1996, among Diepdaume, Sheridan and Placer Dome;
     (b) Diepdaumes entire right, title and interest in and to the NSR Royalty Agreement, as amended (the NSR Royalty Agreement) made as of February 7, 1997, between Diepdaume and Placer Dome (CLA) Limited (Placer CLA), and
     (c) Diepdaumes entire right, title and interest in and to an Account (the Hedge Account) established and maintained at Man Financial Inc., New York;

          (collectively the Royalty Assets).

2. In consideration of the Royalty Assets, the Company agreed to issue to Diepdaume an aggregate of up to 11,200,000 common shares, subject to adjustment as set out in item 3 below (with such adjustment being limited to a maximum issuance of 15,000,000 common shares), as follows:

     (a) 5,000,000 Shares, subject to adjustment, with a deemed value of $0.28 per Share, at the Closing (as defined in the Sheridan Agreement);
     (b) an additional 3,200,000 shares, with a deemed value of $0.31 per share, within 10 days of receiving, on or before May 10, 2003, $1,000,000 in immediately available funds from Placer Dome under the Placer Dome Agreement; and
     (c) an additional 3,000,000 shares, with a deemed value of $0.33 per share, within 10 days of receiving, on or before May 10, 2004, $1,000,000 in immediately available funds from Placer Dome under the Placer Dome Agreement.

3. The value of the Hedge Account shall be marked to market on the day preceding the Date of Closing (as defined in the Sheridan
Agreement), and the number of shares issued pursuant to paragraph
2(a) shall be adjusted accordingly.

4. Diepdaume and Sheridan (collectively the Vendors) have jointly and severally guaranteed the receipt by the Company of the cash payments set out in paragraphs 2(b) and 2(c) on or before the respective dates, and the receipt of a total of $250,000 pursuant to the NSR Royalty Agreement. In the event that the Company fails to receive either of the payments set out in paragraphs 2(b) or 2(c) by the dates set out therein, the Company shall give notice to Diepdaume and Sheridan, who shall then make the applicable payment to the Company within 10 business days of the receipt of such notice. Diepdaume and Sheridan acknowledge and accept that the Company shall be under no obligation to issue the shares set out in paragraphs 2(b) and 2(c) until such time as the Company is, in each case, in receipt of $1,000,000 in immediately available funds.

5. In the event that the Company fails to receive at least $83,333 on each of the first, second and third anniversaries of the Date Of Closing pursuant to the NSR Royalty Agreement, the Company shall have the right to require Diepdaume and Sheridan to purchase the Companys entire right, title and interest in and to the NSR Royalty Agreement for $250,000, less the amount of money received by the Company pursuant to the NSR Royalty Agreement up to that time. In this regard, Diepdaume and Sheridan have jointly and severally guarantee the payment of the purchase price to be made by the pledging of security interests acceptable to the Company.

6. If the Closing has not taken place by September 30, 2003, through no fault of the Company, Diepdaume or Sheridan, any party may unilaterally terminate this agreement by notice to the other parties.

7. From and after the Date of Closing and for so long as Diepdaume, Sheridan and their respective affiliates (as that term is defined in the Company Act (British Columbia)) hold more than 20% of the issued shares of the Company, the Vendors shall have the right to have two of their nominees elected or appointed to the Board of Directors of the Company, which Board shall comprise at least six directors.

8. At the Closing, Diepdaume and Sheridan agree to execute and deliver and thereafter comply with, and cause their respective affiliates (one of which is Rimmer Mining Company Limited) to comply with the terms and conditions of a Voting Trust Agreement (the form of which is attached to the Sheridan Agreement and which is summarized below).

Voting Trust Agreement

     Under the terms of the Voting Trust Agreement, Sheridan, Diepdaume and Rimmer (together the Shareholders) agreed with the Company and Watkins, the Companys President (as the voting trustee (the Voting Trustee) on behalf of the Shareholders) that all and any shares owned or controlled by the Shareholders will:

     (i) be voted for Watkins, William J. Coulter, James K.B. Hesketh and Glen D. Dickson as nominees to constitute the majority of the board of directors of the Company at all meetings of the shareholders of the Company for a period of two years from the closing of the Sheridan Agreement;
     (ii) the Shareholders will execute and deliver to the Company an irrevocable stock power of attorney appointing the Voting Trustee as the attorney of the Shareholder to vote for and on behalf of the Shareholder with respect to the election of the foregoing persons or for the election of any nominated directors at shareholder meetings of the Company.

     The Company is advised by Sheridan of the following intercorporate relationships. Diepdaume is a reporting company in British Columbia and Ontario, was incorporated under the laws of Canada and is owned approximately 25% by Dalhousie Oil Company Limited (Dalhousie). Dalhousie is a federal Canadian company incorporated in 1925, and approximately 30% of the issued shares of Dalhousie are owned by New Golden Sceptre Minerals Ltd. (NGS). NGS is a federal Canadian company which is a reporting company in British Columbia and Ontario. There is no person owning more than 10% of the issued shares of NGS. Sheridan is President of each of Diepdaume, Dalhousie and NGS.

     The Sheridan Agreement is subject to Ontario Securities Commission Rule 61-501, entitled Insider Bids, Issuer Bids, Going Private Transactions and Related Party Transactions (the Rule), as a related party transaction, since the Vendors and their affiliates and associates collectively hold more than 10% of the voting rights attached to all of the issued shares of the Company.

     Under section 5.5 of the Rule, the Issuer must, among other things, prepare a formal valuation of the assets being acquired and under section 5.7 of the rule must obtain minority approval of the Sheridan Agreement.

Valuation Report

     A Valuation of the Diepdaume Royalty and Related Assets (the Valuation Report), dated April 15, 2003, and effective April 1, 2003, has been prepared for the Company by RPA of Toronto, Ontario. The Valuation Report provides an independent valuation of certain assets controlled by Sheridan as follows:

     _ Royalty  on production from the Dome Mine due to Diepdaume
       (payable pursuant to the NSR Royalty Agreement)
     _ Preston  property payments due to Diepdaume  in  May  2003
       and   May  2004  (payable  pursuant  to  the  Placer  Dome
       Agreement)
     _ Hedge account held by Diepdaume (the Hedge Account).

     Under the Placer Dome Agreement, Placer Dome purchased the Preston property in Timmins, Ontario, from Diepdaume for $10,000,000. Two payments of $1,000,000 each remain to be made on May 1, 2003 and May 1, 2004. The Preston property is now held by the Porcupine Joint Venture (PJV) (51% Placer Dome, operator, and 49% Kinross Gold Corporation). A royalty of 2% of the value of gold produced, with certain deductions, is payable to Diepdaume by Placer Dome (now PJV), under terms of the NSR Royalty Agreement.

     The Preston property adjoins the Dome Mine property immediately to the south and an extension of the Dome Mine open pit is on the Preston property. The Preston Mine is a past producing underground gold mine located on the Preston property. Production from 1938 to 1968 is recorded as 1,539,355 ounces of gold from 6,284,405 short tons of ore. The Preston Mine underground workings are currently inaccessible.

     The Dome Mine is one of Canadas premier gold mines, located in the City of Timmins in the well-known Porcupine mining camp.
In addition to the original underground mine which is still operating, open pit mining started in 1988. From 1910 to the end of 2001, the Dome Mine has produced a total of 14,537,595 million ounces of gold from 84,397,980 short tons of ore.

     From 1997 to 2002, the Dome Mine mined and processed material from the Preston property from an extension of the main Dome open pit and from a small separate open pit. A total of 54,896 ounces of gold has been recovered from the Preston ore and a total of $450,642 in royalty payments have been made to Diepdaume. No Mineral Reserves or Mineral Resources are currently reported for the Preston Property, except for the Preston low grade stockpile which contains 1,046,916 tonnes at an average grade of 0.88 grams per ton gold. The PJV currently plans to process the low grade stockpile in the Dome mill in 2018, after processing of higher grade material from other sources.

     RPA has valued the Diepdaume royalty and related assets as follows:
     _ Diepdaume royalty value based on estimated royalty from processing of the Preston low grade stockpile in 2018, discounted to the effective valuation date, plus an allowance for potential earlier processing or discovery of more Mineral Reserves.
     _ Value  of  future Preston property payments  to  Diepdaume based on discounting to the effective valuation date.
     _ Value of the Diepdaume hedge fund based on the account balance at the effective valuation date.

     In RPAs opinion, the value of the Diepdaume royalty and related assets is in the range of $3,260,000 to $3,310,000, as of the effective valuation date of April 1, 2003, as tabulated below:

                        VALUATION SUMMARY

                 Asset                 Discounted Value
                                         5%           7%
          Diepdaume Royalty           $158,000    $132,000
          Preston Property Payments $1,944,000  $1,924,000
          Hedge Account             $1,207,000  $1,207,000
          TOTAL                     $3,309,000  $3,263,000


     Pursuant to the Rule, at the Meeting, the members will be asked to consider, and the directors recommend the members approve, an ordinary resolution which provides for the aforesaid change of effective control.

     The text of the ordinary resolution, in substantially the form to be presented to the members, subject to such changes not affecting the general intent as may be required by the regulatory authorities or by counsel for the Company is set forth below:

     UPON MOTION IT WAS RESOLVED, as an ordinary resolution, with or without amendment, that the change of effective control resulting from the allotment and issuance of up to
     11,200,000 common shares of the Company, subject to adjustment (with such adjustment being limited to a maximum issuance of 15,000,000 common shares), pursuant to that certain agreement, dated March 1, 2003, between Diepdaume Mines Limited, the Company and J. Patrick Sheridan be and the same is hereby approved, ratified and confirmed, subject to acceptance thereof by the applicable regulatory authorities.

     The change of control is being sought to meet anticipated regulatory requirements. In the event of a negative vote by the members the Company may not be able to obtain necessary regulatory approval in order to proceed with the transaction outlined above.

     PERSONS TO WHOM SHARES MAY BE ISSUED UNDER THE SHERIDAN AGREEMENT AND THE FOUR DIRECTORS OF THE COMPANY NAMED IN THE VOTING TRUST AGREEMENT AND THEIR RESPECTIVE ASSOCIATES AND AFFILIATES, WILL ABSTAIN FROM VOTING ON THE FOREGOING RESOLUTION. THE APPROVAL OF A MAJORITY OF DISINTERESTED MEMBERS OF THE COMPANY IS THEREFORE SOUGHT.


              DETERMINATION OF NUMBER OF DIRECTORS

     The Company's Board of Directors is divided into three classes and the directors in each class have different terms of office. The directors in each class are elected at an annual general meeting to hold office for a term of three years or until their successors are duly elected or appointed, unless such office is earlier vacated in accordance with the Articles of the Company or a director becomes disqualified to act as a director. The authority to determine the number of directors of the Company rests with the members. Four directors were elected at the Company's Annual General Meeting held on June 8, 2001; one director was appointed for an initial term of one year, one director was appointed for an initial term of two years and two directors were appointed for an initial term of three years. One additional director was appointed after the 2001 Annual General Meeting for a term expiring at the annual general meeting in 2002. The number of directors was increased to five at the Companys Annual and Extraordinary General Meeting held on June 11, 2002.

     The Articles of the Company provide that the number of directors, excluding additional directors, may be fixed or changed from time to time by ordinary resolution whether previous notice thereof has been given or not. Management proposes to determine the number of directors comprising the Board of Directors at six and the approval of the members is therefore being sought in this regard.


                      ELECTION OF DIRECTORS

     The Company's Board of Directors presently has five members. At the Meeting, at least, one director is to be elected, to hold office for the term expiring at the Annual General Meeting in 2006 or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the Articles of the Company or he becomes disqualified to act as a director. In the absence of instructions to the contrary, the enclosed Proxy will be voted for such one director, whose term of office expires at the Meeting.

     The Sheridan Agreement entitles Sheridan to nominate two directors to the Board of Directors. If the resolution to approve the change of control to Deipdaume and Sheridan is passed, the members will be asked to vote for the election of Wilson J. Barbour, a Sheridan nominee, as a director. The second nominee of Sheridan will be appointed to the Board of Directors on the closing of the transactions contemplated in the Sheridan Agreement.

     The terms of office of the other four directors who are not nominees for election expire at the Annual General Meetings in 2004 and 2005, respectively.

     MANAGEMENT DOES NOT CONTEMPLATE THAT ANY NOMINEE WILL BE UNABLE TO SERVE AS A DIRECTOR. IN THE EVENT THAT, PRIOR TO THE MEETING, ANY VACANCIES OCCUR IN THE SLATE OF NOMINEES HEREIN LISTED, IT IS INTENDED THAT DISCRETIONARY AUTHORITY BE EXERCISED BY MANAGEMENT TO VOTE THE PROXY FOR THE ELECTION OF ANY OTHER PERSON(S) AS DIRECTOR(S).

     The following information concerning the directors has been furnished by the respective directors:


                   Principal                       Approx. no.
                 Occupation or                      of voting
                Employment and,                     securities
                if not elected a     First and     beneficially
Name, Country    director by a        Present         owned,
 of Ordinary    vote of security   Position with   directly or
  Residence         holders,      the Company(1)  indirectly or
                   occupation                       over which
                during the past                    direction or
                   5 years(2)                       control is
                                                   exercised(3)

Nominee for Election - Director whose term of office will expire at the Annual General Meeting in 2006

Glen D.         Geologist;        Chairman and    Nil
Dickson(4)(5)   Chairman and      Director,
Canada          Chief Executive   Dec.05/2002 to
                Officer, Gold-    date
                Ore Resources
                Ltd., Nov./2002
                to date;
                President and
                Chief Executive
                Officer,
                Cumberland
                Resources Ltd.,
                Mar./1993 to
                Oct./2002

Wilson J.       Independent       Nominee for     Nil
Barbour         Financial         election
Canada          Consultant

Directors whose terms of office will expire at the Annual
General Meeting in 2005

William J.      President, Major  Director,       315,875(6)
Coulter(4)(5)   General           Jun.01/1984 to
Canada          Resources Ltd.,   date
                August 1999 to
                date; President,
                Binjas Holdings
                Ltd. (a private
                investment
                company), 1982
                to date

James K.B.      Vice-President,   Director,       Nil
Hesketh(4)(5)   N.M. Rothschild   Sep.20/2001 to
United States   & Sons,           date
                Mar./2000 to
                date; Director,
                Development,
                Cyprus Amax
                Minerals
                Company,
                Aug./1997 to
                Feb./2000

Directors whose terms of office will expire at the Annual
General Meeting in 2004

David H.        President, Chief  President and   350,000
Watkins         Executive         Chief
Canada          Officer and       Executive
                Director of the   Officer,
                Company           Mar.22/2000 to
                                  date

Peter R.        Chief Geologist   Director,       301,800
DeLancey        of the Company    Dec.1/89 to
Canada                            date; Chief
                                  Geologist,
                                  Mar.22/2000 to
                                  date;
                                  President,
                                  Dec.1/1989 to
                                  Mar.22/2000;
                                  Chairman,
                                  Mar.22/2000 to
                                  Dec.05/2002

(1) For the purposes of disclosing positions held in the Company, "Company" shall include the Company and/or a parent or subsidiary thereof.
(2) Unless otherwise stated above, each of the above-named nominees has held the principal occupation or employment indicated for at least five years.
(3) Securities beneficially owned by directors is based on information furnished to the Company by the nominees.
(4)  Member of Audit Committee.
(5)  Member of the Compensation Committee.
(6) 79,500 of these shares are registered in the name of Binjas Holdings Ltd. and 22,000 of these shares are registered in the name of Jay Willy Trading Co. Ltd., both non-reporting companies, controlled by William J. Coulter.


               STATEMENT OF EXECUTIVE COMPENSATION

     Reference is made to Schedule "A" attached hereto and forming a part hereof.


                     INCENTIVE STOCK OPTIONS

(a)  Summary of General Requirements

     At the Company's Annual General Meeting held on June 8, 2001, the members approved an amendment to the Companys Employee Incentive Stock Option Plan (the Existing Plan) so that up to a total of 3,125,000 common shares may be allocated and reserved for option. As of the date hereof, 2,895,000 common shares have been granted under the Existing Plan so that 230,000 common shares are available for option under the Existing Plan.

     The Existing Plan complies with the rules set forth for such plans by The Toronto Stock Exchange (the Exchange) and provides for the issuance of options to directors, officers and employees of the Company and its subsidiaries to purchase common shares of the Company. The stock options are issued at the discretion of the Board of Directors. The exercise price must not be lower than the "market price" of the common shares on the Exchange at the time of grant. In the context of the Existing Plan, "market price" means the closing price of the Company's shares on the Exchange at the close of trading which immediately preceded the time that the option was granted. If the shares of the Company do not trade on such day, the "market price" shall be the average of the bid and the ask prices on the previous trading day.

     The  Existing Plan also provides for staged vesting  of  the options  granted to employees and officers over a  period  of  24 months, and provides for a maximum term of three years for all options.

     The objective of the Existing Plan is to provide for and encourage ownership of common shares of the Company by its directors, officers and key employees and those of any subsidiary companies so that such persons may increase their stake in the Company and benefit from increases in the value of the common shares. The Existing Plan is designed to be competitive with the benefit programs of other companies in the natural resource industry. It is the view of management that the Existing Plan is a significant incentive for the directors, officers and key employees to continue and to increase their efforts in promoting the Company's operations to the mutual benefit of both the Company and such individuals.

     See the section captioned Amendment to Incentive Stock
Option Plan.

(b)  Amendment to Incentive Stock Option Plan

     The Company wishes, among other things, to increase the number of shares that may be subject to options under the Existing Plan.

     At the Meeting, the shareholders will be asked to consider, and the directors, believing it to be in the best interests of the Company, recommend the shareholders approve, a resolution whereunder:

(i) paragraph 4, entitled Shares subject to Option, of the Plan be amended to provide that the number of common shares of the Company that have been allocated and reserved for use in the Companys Incentive Stock Option Plan (the "Plan") be increased from 3,125,000 shares to 3,934,000 shares;

(ii) paragraph 7, entitled Term of Option be amended to provide that the maximum term of any Option will be 10 years;

(iii)the reference to three years provided for in Section 7 in paragraph 10, entitled Death, be amended to read 10 years provided for in Section 7 ; and

(iv) paragraph 14, entitled Vesting, of the Plan be deleted in its entirety.

     A copy of the amended Plan is attached hereto as Exhibit C.

     All outstanding incentive stock options will automatically be subject to the terms and conditions of the amended Plan.

     INSIDERS TO WHOM SHARES MAY BE ISSUED UNDER THE PLAN, AND THEIR RESPECTIVE ASSOCIATES AND AFFILIATES, WILL ABSTAIN FROM VOTING ON THE FOREGOING RESOLUTION. THE APPROVAL OF A MAJORITY OF DISINTERESTED MEMBERS OF THE COMPANY IS THEREFORE SOUGHT.

     As a result, at the Meeting, the votes attaching to the 1,000,575 shares held by insiders and their associates will not be counted.

(c)  Granting of Options

     During  the most recently completed financial year  (January
1,  2002  to  December  31, 2002) (the "Financial  Period"),  the
Company granted the following incentive stock options to its directors and other insiders.


                                   Consider   Exercise
                          No. of    ation      Price
Name of        Date of    Shares   received     Per     Expiry
Optionee        Grant       (1)       for      Share     Date
                                    Options

Glen D.      Dec.05/2002  225,000   Nominal    $0.22   Dec.05/2005
Dickson(2)

William J.   Dec.05/2002  50,000    Nominal    $0.22   Dec.05/2005
Coulter(2)

James K.B.   Dec.05/2002  50,000    Nominal    $0.22   Dec.05/2005
Hesketh(2)

Michael      Oct.16/2002  75,000    Nominal    $0.20   Oct.16/2005
Williams

(1)  Exercisable as follows:

     (a)  as to one-third of the optioned shares immediately;
     (b) as to an additional one-third of the optioned shares after 12 months from the date of grant; and
     (c) as to the remaining one-third of the optioned shares after 24 months from the date of grant.

(2)  Director of the Company.

     Subsequent to the end of the Financial Period, the Company granted the following incentive stock option to an insider:


                                   Consider  Exercise
                          No. of    ation      Price
Name of       Date of     Shares   received     Per     Expiry
Optionee       Grant      (1)        for       Share     Date
                                   Options

Robert J.    Feb.06/2003  100,000   Nominal    $0.29   Feb.06/2006
McLeod(2)

(1)  Exercisable as follows:

     (a)  as to one-third of the optioned shares immediately;
     (b) as to an additional one-third of the optioned shares after February 6, 2004; and
     (c) as to the remaining one-third of the optioned shares after February 6, 2005.

(2)  Vice-President, Exploration, of the Company.

     Reference is made to the section captioned "Election of Directors" for further details with respect to the present positions of the aforesaid persons and number of shares held in the Company.

(d)  Exercise of Options

     No incentive stock options were exercised by the directors and other insiders of the Company during the Financial Period.

(e)  Summary of Number of Securities under Option

     In summary:

     (i) incentive stock options to purchase a total of 400,000 common shares without par value were granted during the Financial Period, all of which options were granted to insiders.
     (ii) as at the date hereof, incentive stock options to purchase up to a total of 2,895,000 common shares are outstanding, of which options to purchase up to a total of 2,320,000 shares pertain to insiders.


           ADVANCE MEMBER APPROVAL FOR THE ISSUANCE OF
   A NUMBER OF SHARES BY PRIVATE PLACEMENT THAT EXCEEDS 25% OF
       THE COMPANY'S ISSUED AND OUTSTANDING SHARE CAPITAL

     The Company from time to time investigates opportunities to raise financing on advantageous terms. It expects to undertake one or more financings over the next year and expects some of them to be structured as private placements.

     Under   the  rules  of  The  Toronto  Stock  Exchange   (the
"Exchange") the aggregate number of shares of a listed company which are issued or made subject to issuance (i.e. issuable under a share purchase warrant or option or other convertible security) by way of one or more private placement transactions during any particular six-month period must not exceed 25% of the number of shares outstanding (on a non-diluted basis) prior to giving effect to such transactions (the "Exchange 25% Rule"), unless there has been member approval of such transactions.

     The application of the Exchange 25% Rule may restrict the availability to the Company of funds which it may wish to raise in the future by private placement of its securities.

     In particular, management of the Company considers it to be in the best interests of the Company to solicit private placement funds for working capital and Company operations. The Exchange has a working practice that it will accept advance approval by members in anticipation of private placements that may otherwise exceed the Exchange 25% Rule, provided such private placements are completed within 12 months of the date such advance member approval is given.

     The Company's issued and outstanding share capital as of the date of this Information Circular was 21,857,037 Common Shares and the Company proposes that the maximum number of shares which either would be issued or made subject to issuance under one or more private placements in the 12-month period commencing May 20, 2003 would not exceed 21,857,037 Common Shares, or 100% of the Companys issued and outstanding share capital as of the date of this Information Circular.

     Any private placement proceeded with by the Company under the advance approval being sought at the Meeting will be subject to the following additional restrictions:

(a) it must be substantially with parties at arm's length to the Company;
(b)  it cannot materially affect control of the Company;
(c) it must be completed within a 12-month period following the date advance member approval is given; and
(d) it must comply with the private placement pricing rules of the TSE which currently require that the issue price per common share must not be lower than the closing market price of the common shares on the Exchange on the trading day prior to the date notice of the private placement is given to the Exchange (the "Market Price"), less the applicable discount as follows:


                                 Maximum Discount
                 Market Price       Therefrom

                $0.50 or less          25%
                $0.51 to $2.00         20%
                 Above $2.00           15%

     (For these purposes, a private placement of unlisted convertible securities is deemed to be a private placement of the underlying listed securities at an issue price equal to the lowest possible price at which the securities are convertible by the holders thereof.)

     In any event, the Exchange retains the discretion to decide whether or not a particular placement is "substantially" at arm's length or will materially affect control, in which case specific member approval may be required.

     In anticipation that the Company may wish to enter into one or more private placements in the next 12 months that will result in it issuing and/or making issuable such number of its common shares, taking into account any shares that may be issued upon exercise of any warrants, options or other rights granted in connection with the private placements, that will exceed the Exchange 25% Rule, the Company requests its members to pass an ordinary resolution on the following terms:

     "BE IT RESOLVED, with or without amendment, as an ordinary resolution, that the issuance by the Company in one or more private placements during the 12-month period commencing May 20, 2003 of such number of securities that would result in the Company issuing or making issuable up to 21,857,037 common shares, or 100% of the Companys issued and outstanding share capital, as more particularly described in and subject to the restrictions described in the Company's Information Circular, dated March 25, 2003, is hereby approved."

     The  directors  of the Company believe the  passing  of  the ordinary resolution to be in the best interests of the Company and recommend the members vote in favour of the resolution. In the event the resolution is not passed, the Exchange will not approve any private placements that result in the issuance or possible issuance of a number of shares which exceeds the Exchange 25% Rule, without specific member approval. Such restriction could impede the Company's timely access to required funds on favourable terms.

     In the event that the members do not pass the resolution authorizing the Company to issue up to 100% of the number of Common Shares outstanding as at the date of the Meeting by way of private placements with arm's length subscribers, the Company may be required to seek specific shareholder approval for private placements negotiated thereafter.

     An ordinary resolution requires the approval of a simple majority of the votes cast by those members of the Company who, being entitled to do so, vote in person at a general meeting of the Company.


               TERMINATION OF EMPLOYMENT CONTRACTS

     The Company is party to employment agreements with three key employees. Each of the agreements provides for a lump sum cash severance payment to be paid to the employee on termination of employment in the event of a change of voting control of the Company and under other stated circumstances.

     The Company and each of the employees have agreed to terminate their respective agreements in consideration of the payment of 30% of the potential future severance liability under the current employment agreements. Payment will be made in the form of 761,630 shares of the Company at a deemed price of $0.29 per share, representing the closing price of the Companys shares on January 16, 2003, the date when the agreements were reached. The effect of these agreements is that the Company removes a liability under the employment agreements in the amount of over $735,000, by the issuance of shares having a value of $220,873. The three employees will continue to be employed by the Company without employment agreements.

     At the Meeting, the shareholders will be asked to consider, and the directors, believing it to be in the best interests of the Company, recommend the shareholders approve, a resolution whereunder the employment agreements between the Company and each of Peter R. DeLancey, David H. Watkins and Teresa Cheng are terminated by the issuance of 290,390, 241,380 and 229,660 shares, respectively, for an aggregate 761,630 shares of the Company, upon the terms set forth above.

     THE  THREE  PERSONS TO WHOM SHARES MAY BE ISSUED  AND  THEIR
RESPECTIVE ASSOCIATES AND AFFILIATES, WILL ABSTAIN FROM VOTING ON
THE  FOREGOING  RESOLUTION.   THE  APPROVAL  OF  A  MAJORITY   OF
DISINTERESTED MEMBERS OF THE COMPANY IS THEREFORE SOUGHT.

     As a result, at the Meeting, the votes attaching to the 684,700 shares held by the three employees and their respective associates and affiliates will not be counted.


  ALTERATION OF SHARE CAPITAL AND CREATION OF PREFERRED SHARES

      At the Meeting, the members will be asked to consider, and the directors recommend the shareholders approve, a special resolution, with or without amendment, altering and increasing the authorized share capital from 100,000,000 Common Shares without par value to 150,000,000 Shares, divided into 100,000,000 Common Shares without par value and 50,000,000 Preferred Shares without par value, having attached thereto the Special Rights and Restrictions as set forth in the Articles of the Company.

     The text of the special resolution, in substantially the form to be presented to the members, subject to such changes not affecting the general intent of the said resolution as may be required by the regulatory authorities or by counsel for the Company, is set forth below.

     BE IT RESOLVED, with or without amendment, as a special resolution, that:

1. The authorized capital of the Company be altered and increased and the Company's Memorandum be amended:

     (a) by the creation of 50,000,000 Preferred Shares without par value pursuant to Section 230(1)(a) of the Company
          Act (British Columbia);

     (b) there be attached to the Common and Preferred Shares the special rights and restrictions set out in Part 26, "Special Rights and Restrictions", of the Articles of the Company, as adopted by special resolution of the Company of today's date;

2. Paragraph 2 of the Memorandum of the Company be altered to read:

     "2. The authorized capital of the Company consists of 150,000,000 Shares, divided into 100,000,000 Common Shares without par value and 50,000,000 Preferred Shares without par value. The said Common and
          Preferred shares shall have attached thereto the Special Rights and Restrictions as set forth in the Articles of the Company."

The Memorandum, as altered, is attached as Exhibit "A".

     BE IT FURTHER RESOLVED, with or without amendment, as a special resolution, that the existing Articles of the Company be altered by the addition thereto immediately after Part 25, entitled Mechanical Reproduction of Signatures, of Part 26, entitled "Special Rights and Restrictions", in form as set forth in Exhibit B attached hereto and forming a part hereof.

     In accordance with the Company Act (British Columbia), a special resolution means a resolution passed by a majority of not less than 75% of the votes cast by those members of a company, who, being entitled to do so, vote in person or by proxy at a general meeting of the Company where not less than 21 days' notice of the general meeting has been given.

     The general effect of the proposed alteration of the capital of the Company will be the creation of 50,000,000 Preferred Shares without par value, having attached thereto Special Rights and Restrictions as set forth in Exhibit "B" attached hereto and as set forth in Part 26 of the Company's Articles. Briefly, the special rights and restrictions to be attached to the Preferred shares will grant to the holders of such shares the right to receive dividends in priority to the holders of the Common Shares, to priority on the winding up of the Company and, in respect of any particular series of Preferred Shares, voting, redemption, purchase, repayment of capital and voting rights, as determined by the directors by resolution in creating such series.

     The purpose of the alteration of share capital is to provide the Company with suitable and sufficient authorized capital to offer the Company increased flexibility in raising financing through equity capital.


  INDEBTEDNESS TO COMPANY OF DIRECTORS, EXECUTIVE OFFICERS AND
                         SENIOR OFFICERS

      None of the directors, executive officers and senior officers of the Company or any of its subsidiaries, proposed nominees for election or associates of such persons is or has been indebted to the Company (other than routine indebtedness) in excess of $25,000 at any time for any reason whatsoever, including the purchase of securities of the Company or any of its subsidiaries.


          INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

     Since the commencement of the Company's last completed financial year, other than as disclosed elsewhere herein, no insider, proposed nominee for election as a director or any associate or affiliate of such insider or proposed nominee of the Company has any material interest, direct or indirect, in any transaction or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

     However,  reference is made to the heading "Incentive  Stock
Options".


             APPOINTMENT AND REMUNERATION OF AUDITOR

     The management of the Company will recommend to the Meeting to appoint De Visser Gray, of 401-905 West Pender Street, Vancouver, B.C. V6C 1L6, as auditor of the Company to hold office until the close of the next Annual General Meeting of members. It is proposed that the remuneration to be paid to the auditor be fixed by the directors.

     De Visser Gray was first appointed auditor of the Company on February 1, 1994.


                      MANAGEMENT CONTRACTS

     There are no management functions of the Company or a subsidiary thereof which are to any substantial degree performed by a person other than a director or senior officer of the Company or a subsidiary thereof.


          PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

     It is not known that any other matters will come before the meeting other than as set forth above and in the Notice of Meeting accompanying this Information Circular, but if such should occur the persons named in the accompanying Form of Proxy intend to vote on them in accordance with their best judgement exercising discretionary authority with respect to amendments or variations of matters identified in the Notice of Meeting and other matters which may properly come before the meeting or any adjournment thereof.


           STATEMENT OF CORPORATE GOVERNANCE PRACTICES

     The Toronto Stock Exchange (the Exchange) requires listed companies to report annually to their shareholders on their corporate governance practices and policies with reference to the guidelines (the Guidelines) set forth by the Exchange on April 26, 2002. These Guidelines deal with the composition of the Board and its committees, the mandate and responsibility of the Board, and the processes followed by the Board in carrying out its mandate. Compliance with these Guidelines is not mandated by law and the Exchange Report acknowledges that the unique characteristics of individual corporations will result in varying degrees of compliance with such Guidelines. Further changes to the Guidelines were proposed by the Exchange on November 23, 2002.

     The   Company's  Board  of  Directors  and  management  have
established certain corporate governance practices which, in the opinion of the Board, are consistent with the overall business of the Company and its stage of development.

A.   Mandate and Responsibility of the Board

     The Board of Directors is responsible for supervising management in carrying on the business and affairs of the Company. Directors are required to act and exercise their powers with reasonable prudence in the best interests of the Company. The Board agrees with and confirms its responsibility for overseeing management's performance in the following particular areas set forth in the Guidelines:

       -   the strategic planning process of the Company;
       -   identification  and management of the  principal  risks
       -   associates with the business of the Company;
       -   planning for succession of management;
       -   the  Company's  policies regarding communications  with
       -   its shareholders and others; and
       -   the  integrity of the internal controls and  management
       -   information systems of the Company.

     In carrying out its mandate, the Board relies primarily on management to provide it with regular detailed reports on the operations of the Company and its financial position. The Board reviews and assesses these reports and other information provided to it at meetings of the full Board and of its committees. Certain key members of management are members of the Board, giving the Board direct access to information on their areas of responsibility. Other management personnel regularly attend Board meetings to provide information and answer questions. Directors also consult from time to time with management and visit the operations of the Company. The reports and information provided to the Board include details concerning the monitoring and management of the risks associated with the Company's operations, such as compliance with safety standards and legal requirements, environmental issues and the financial position and liquidity of the Company. At least annually, the Board reviews management's report on its business and strategic plan and any changes with respect to risk management and succession planning.

B.   Composition of the Board

     The Company appointed Glen D. Dickson as the Chairman and  a
director  of  the  Company on December  5,  2002.   The  Chairman
assists the Board to function independently of management.

     The Board is comprised of five directors. Two directors and an officer are employees of the Company and are involved in management of the Company. The Board considers that the three remaining directors are "unrelated directors" for the purposes of the Guidelines since it considers that they are independent of management and free from any interests or any other business or other relationships which could, or could reasonably be perceived to, materially interfere with their ability to act or exercise judgement in the best interests of the Company. If any conflict of interest situation arises, the directors involved abstain from voting, in accordance with corporate law principles.

     Accordingly, the Board considers that the composition of the Board meets the Guidelines. The Board also considers that its composition fairly reflects the shareholdings in the Company.

     The Board considers its size to be appropriate and effective for the carrying out of its responsibilities.

C.   Description of Board Committees

     The Board has established two full-time committees, an Audit
Committee and a Compensation Committee. Consistent with the Guidelines, these committees are comprised entirely of unrelated directors.

     The Audit Committee is composed of three directors, all of whom are "unrelated". The Audit Committee has responsibility for overseeing the internal controls and management information systems of the Company, and for reviewing and recommending to the Board for approval all external financial reporting of the Company. The Audit Committee interacts with the Company's internal financial officers and with the external auditors in their review of the Company's financial statements and internal control systems. The Audit Committee also reviews annually the management arrangements for the Company. The Audit Committee reviews the Company's financial statements before they are approved by the Board. In the discharge of its duties, the committee meets regularly with the shareholders' auditors. Reference is made to the section captioned, "Election of Directors", with respect to the members of the audit committee.

     The  Board of Directors, upon the advice of the Compensation
Committee,  determines executive compensation  for  the  Company.
The Compensation Committee is composed of three directors, all of whom are unrelated.

     The Companys corporate governance practices substantially comply with the Guidelines for Improved Corporate Governance in Canada adopted by The Toronto Stock Exchange.

D.   Board Approvals and Review

     No formal description has yet been established of the types of decisions by the Company which will require prior Board approval. To date, all substantive decisions involving acquisitions, major financings, major asset sales, budgets and major business initiatives have been referred to the Board. Having regard to the size of the Board (five) and the relatively frequent and active nature of the current Board involvement in the Companys business affairs, no formal mechanism related to nominations for the Board or review of performance of Board members is contemplated. As and when the Companys activities evolve beyond the early stages of exploration for mineral interests, Board size and review criteria will likely be further considered.

E.   Board Independent of Management

     Mr. Dickson will be preparing a formal structure to ensure that the Board of Directors operates independently of management, and this structure will be proposed to the Board following the Meeting.

F.   Shareholder Feedback and Liaison

     For the past five years, shareholder inquiries and concerns have been dealt with directly by management and by Michael
Williams, Vice-President.


                         BOARD APPROVAL

     The contents of this Information Circular have been approved in substance and its mailing has been authorized by the directors of the Company pursuant to consent resolutions passed as of March
25, 2003.


                           CERTIFICATE

      The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

                              BY ORDER OF THE BOARD
                              Atna Resources Ltd.

                              Signed "David H. Watkins"


                              David H. Watkins, President



           Schedule "A" to the Information Circular of
               Atna Resources Ltd. (the "Company")


               STATEMENT OF EXECUTIVE COMPENSATION

     For the purposes of this Information Circular:

(a) "CEO" of the Company means an individual who served as chief executive officer of the Company or acted in a similar capacity during the most recently completed financial year.

(b) "Executive officer" of the Company for a financial year means an individual who at any time during the year was:

     (i) the Chair of the Company, if that individual performed the functions of the office on a full-time basis;
     (ii) a Vice-Chair of the Company, if that individual performed the functions of the office on a full-time basis;
     (iii)President of the Company;
     (iv) a Vice-President of the Company in charge of a principal business unit, division or function such as sales, finance or production; or
     (v) an officer of the Company or any of its subsidiaries or any other person who performed a policy-making function in respect of the Company whether or not the individual was also a director of the Company or any of its subsidiaries.

(c)  "Named Executive Officers" means:

     (i) each CEO, despite the amount of compensation of that individual;
     (ii) each of the Company's four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the most recently completed financial year; and
     (iii)any additional individuals for whom disclosure would have been provided under (ii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the most recently completed financial year end.

A.   Executive Compensation

     During the fiscal year ended December 31, 2002, the Company had five named executive officers (for the purposes of applicable securities legislation), namely:

(a)  David H. Watkins, the President and Chief Executive Officer;
(b)  Peter   R.   DeLancey,   Chairman   and   Chief   Geologist;
     (Jan.01/2002 to Dec.05/2002)
(c) John Purkis, Vice-President, Mining & Development (Jan.01/2002 to Oct.15/2002);
(d)  Peter  Holbek,  Vice-President, Exploration (Jan.01/2002  to
     Oct.31/2002); and
(e)  Glen D. Dickson, Chairman (Dec.05/2002-Dec.31/2002)

(collectively the Named Executive Officers). The following table sets forth, for the periods indicated, the compensation of the Named Executive Officers:

                 Annual Compensation  Long Term Compensation
                                         Awards      Payouts
                                               Restr
                                               icted
                                      Secur    Shares
                                      ities      or
                               Other  Under    Restr            All
		               Annual Options  icted           Other
Name and                       Compen /SARs(3) Share  LTIP(4)  Compen
Principal  Year  Salary Bonus  sation granted  Units  payouts  sation
Position   (1)   ($)    ($)(2)  ($)     ($)     ($)    ($)      ($)

Peter R.   2000 130,000  n/a    Nil   400,000   Nil     Nil     n/a
DeLancey,  2001 130,000  n/a    Nil     Nil     Nil     Nil     n/a
Chairman   2002  72,091  n/a    Nil     Nil     Nil     Nil     n/a
(5) and
Chief
Geologist

David H.   2000 136,045  n/a    Nil  1,000,000  Nil     Nil     n/a
Watkins    2001 153,000  n/a    Nil     Nil     Nil     Nil     n/a
President  2002 175,000  n/a    Nil     Nil     Nil     Nil     n/a
and Chief
Executive
Officer

John       2000 108,750  n/a    Nil   400,000   Nil     Nil     n/a
Purkis     2001 145,000  n/a    Nil     Nil     Nil     Nil     n/a
Vice-      2002 330,247  n/a    Nil     Nil     Nil     Nil     n/a
President,          (6)
Mining &
Development

Peter      2000  90,000  n/a    Nil   160,000   Nil     Nil     n/a
Holbek     2001  90,000  n/a    Nil     Nil     Nil     Nil     n/a
Vice-      2002 225,000  n/a    Nil     Nil     Nil     Nil     n/a
President,          (7)
Exploration

Glen D.    2000   n/a    n/a    Nil     n/a     Nil     Nil     n/a
Dickson    2001   n/a    n/a    Nil     n/a     Nil     Nil     n/a
Chairman(5)2002   n/a    n/a    Nil   225,000   Nil     Nil     n/a

Notes:(1)  Financial year for the period January 1 to December 31.
      (2) Bonus amounts are paid in cash in the year following the fiscal year in which they were earned.
      (3)  Stock appreciation rights.
      (4)  Long-term incentive plan.
      (5) Peter R. DeLancey resigned and Glen D. Dickson was appointed as the Companys Chairman effective December 5, 2002.
      (6)  Includes severance payment of $185,247.
      (7)  Includes severance payment of $180,000.

B.   Options and Stock Appreciation Rights ("SARs")

     The following table sets forth details of incentive stock options granted to each of the Named Executive Officers during the most recently completed financial year (January 1, 2002 to December 31, 2002) (the "Financial Period"):

                  Percentage                  Market
                   of Total                  Value of
          Securi   Options                   Securities
           ties    /SARs                     underlying
           under  granted to                 Options
          Options  Employees                 /SARs on
           /SARs      in       Exercise or   the Date
          granted  Financial   Base Price    of Grant    Expiration
Name	    (#)     Period     ($/Security) ($/Security)    Date

Glen D.   225,000   56.25%(1)  $0.22 per     $0.25 per   Dec.05/2005
Dickson                        share         share

     (1)  Reflected  as  a  percentage of  the  total  number  of options  to  purchase common shares  granted  (400,000)
          during the Financial Period.

     No  incentive  stock  options were exercised  by  the  Named
Executive Officers during the Financial Period.

C.   Pension Plan

     The Named Executive Officers do not participate in any defined benefit or actuarial plan.

D.   Termination of Employment, Change in Responsibilities and
     Employment Contracts

     During the Financial Period, there were no employment contracts between the Company and any of its subsidiaries and the Named Executive Officers and there were no compensatory plans or arrangements, including payments to be received from the Company or any of its subsidiaries, with respect to the Named Executive Officers save and except as follows:

     1. The Company entered into an Amended and Re-Stated Employment Agreement (the "DeLancey Agreement") made as of March 22, 2000, with Peter R. DeLancey whereunder the Company agreed to engage the services of DeLancey to act as its Chairman of the Board and Chief Geologist in consideration of remuneration in the amount of $10,833.33 per month, plus expenses subject to review from time to time and, if appropriate, amendment in writing, by the Company and DeLancey.

          The Company may terminate the DeLancey Agreement in its entirety without cause upon notice to DeLancey and by payment to DeLancey of 12 months' salary and two month's salary for each year of employment with the Company.

          The DeLancey Agreement contains certain termination provisions, one of which entitles DeLancey to terminate the DeLancey Agreement in its entirety by giving the Company written notice of termination at any time within 60-365 days following a "change of control", in which case the Company shall pay to DeLancey 10 months' salary and one month's salary for each year of employment with the Company.

     2. The Company entered into an Employment Agreement (the Watkins Agreement) made as of March 22, 2000, with David H. Watkins (Watkins) whereunder the Company agreed to engage the services of Watkins to act as its President and Chief Executive Officer in consideration of remuneration in the amount of $14,583.33 per month, plus expenses, subject to review from time to time and, if appropriate, amendment in writing, by the Company and Watkins.

          The Watkins Agreement is subject to comparable terms and conditions as the DeLancey Agreement save and except there is no provision that the Watkins Agreement may be terminated with cause.

     3. The Company entered into an Employment Agreement (the Purkis Agreement) made as of March 31, 2000, with John Purkis (Purkis) whereunder the Company agreed to engage the services of Purkis to act as its Vice-President, Mining & Development, each in consideration of remuneration in the amount of $12,083.33 per month, plus expenses, subject to review from time to time and, if appropriate, amendment in writing, by the Company and Purkis.

          The Purkis Agreement is subject to comparable terms and conditions as the Watkins Agreement.

          The  Purkis Agreement was terminated effective  October
          15, 2002 and a severance payment of $185,247 was made in January 2003.

     4. The Company entered into an Employment Agreement (the "Holbek Agreement") made as of November 1, 1996, with Peter M. Holbek whereunder the Company agreed to engage the services of Holbek to act as its Vice-President in consideration of remuneration in the amount of $7,500 per month, plus expenses, subject to review and, if appropriate, amendment in writing.

          The Holbek Agreement is subject to the same terms and conditions as the DeLancey Agreement.

          The  Holbek Agreement was terminated effective  October
          31, 2002 and a severance payment of $180,000 was made in January 2003.

     Reference  is  made  to  the disclosure  under  the  heading
Termination of Employment Contracts with respect to the  DeLancey
Agreement and the Watkins Agreement.

E.   Compensation of Directors

     During the Financial Period, no compensation was paid or is payable by the Company to the directors of the Company, other than the Chief Executive Officer (the Other Directors), or the
Companys subsidiaries, if any, for their services:

     (a)  in  their capacity as directors, including any  amounts
          payable   for   committee  participation   or   special
          assignments   pursuant  to  any   standard   or   other
          arrangements; or
     (b)  as consultants or experts.

save and except as otherwise herein disclosed.

     The Company has no pension plan or other arrangement for non-cash compensation to the Other Directors, except incentive stock
options.   During  the  Financial Period, on  December  5,  2002,
certain of the Other Directors were granted incentive stock options to purchase up to 325,000 common shares of the Company exercisable for a term of three years from the date of grant at $0.22 per share.




           Exhibit "A" to the Information Circular of
               Atna Resources Ltd. (the "Company")




                  Province of British Columbia

                           Company Act


                       Altered Memorandum
              as altered by Special Resolutions of
                       Atna Resources Ltd.
                      20th day of May, 2003




     I wish to be formed into a company with limited liability under the "Company Act" in pursuance of this Memorandum.

1.   The name of the Company is ATNA RESOURCES LTD.

2.   The authorized  capital  of  the  Company  consists   of
150,000,000 Shares, divided into 100,000,000 Common Shares without par value and 50,000,0000 Preferred Shares without par value. The said Common and Preferred Shares having attached thereto the Special Rights and Restrictions as set forth in the Articles of the Company.






            Exhibit B to the Information Circular of
               Atna Resources Ltd. (the "Company")



                             PART 26
         SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THE
                        PREFERRED SHARES

     The  preferred  shares  without  par  value  (the  Preferred
Shares) of the company shall have attached thereto the following special rights and restrictions:

     26.1 The directors of the company may at any time and from time to time issue the Preferred Shares in one or more Series.
Each Series to consist of such number of shares as may, before issuance of any thereof, be determined by the directors.

     26.2 The directors of the company shall, subject as hereinafter provided, by resolution duly passed before the first issue of the Preferred Shares of any Series, alter the Memorandum of the company to fix the number of Preferred Shares in, and to determine the designation of the Preferred Shares of such Series and alter the Articles to create, define and attach the preferences, privileges, rights, restrictions, conditions, and limitations to be attached to the Preferred Shares of such Series.

     26.3 The Preferred Shares of any Series may have attached thereto preferences, privileges, rights, restrictions, conditions or limitations with regard to dividends (which, in the case of fixed dividends, shall in all cases be cumulative), whether in cash or otherwise, voting, the right to convert such shares into common shares or otherwise including, without limiting the generality of the foregoing, preferences, privileges, rights, restrictions, conditions, or limitations with respect to (a) the redemption or purchase of Preferred Shares by the company; (b) retraction privileges; (c) sinking funds or funds for the purchase or redemption of Preferred Shares; (d) payment of dividends on any other shares of the company; (e) redemption, purchase or other retirement of any shares of the company or of any subsidiary of the company; (f) the exercise by the company of any right to elect that any one or more dividends are to be paid out of one or more special surplus accounts recognized for tax purposes; (g) subdivision, consolidation or reclassification of any shares of the company; (h) borrowing by the company or any subsidiary of the company; (i) the creation or issue of any debt or equity securities by the company or any subsidiary of the company including the issue of any Preferred Shares in addition to the Preferred Shares at any time outstanding; (j) reduction of capital by the company or any subsidiary of the company; (k) retirement of notes, bonds or debentures or other indebtedness of the company or any subsidiary of the company; (l) conduct of the business of the company or investment of its funds; (m) meetings of holders of Preferred Shares; and (n) the right of holders of Preferred Shares to convert or exchange such shares into shares of any class of the company or into or for any other securities of the company or into or for shares or securities of any other corporation.






            Exhibit C to the Information Circular of
               Atna Resources Ltd. (the "Company")


               ATNA RESOURCES LTD. (the "Company")


              EMPLOYEE INCENTIVE STOCK OPTION PLAN
(as adopted at the Annual General Meeting held on April 12, 1996, as amended at the Annual General Meeting held on June 16, 2000, the Annual and Extraordinary General Meeting held on June 8, 2001 and the Annual and Extraordinary General Meeting held on May 20, 2003)

1.   Purpose

     The purpose of the Employee Incentive Stock Option Plan (the "Plan") is to promote the profitability and growth of ATNA RESOURCES LTD. (the "Company") by facilitating the efforts of the Company and its subsidiaries to obtain and retain key individuals. The Plan provides an incentive for and encourages ownership of the Company's shares by its key individuals so that they may increase their stake in the Company and benefit from increases in the value of the Company's shares.

2.   Administration

     The  Plan  will be administered by a compensation  committee
(the  "Committee")  of  the Company's  Board  of  Directors  (the
"Board").

     The Committee will be authorized, subject to the provisions of the Plan, to adopt such rules and regulations which it deems consistent with the Plan's provisions and, in its sole discretion, to designate options ("Options") to purchase shares of the Company pursuant to the Plan. The Committee may authorize one or more individuals of the Company to execute, deliver and receive documents on behalf of the Committee.

3.   Eligibility

     All directors and officers and employees of the Company and its subsidiaries will be eligible to receive Options. The term "subsidiaries" for the purpose of the Plan will include ATNA RESOURCES, INC. and MINERA ATNA CHILE LIMITADA, which definition may be varied by the Committee to conform with the changing interests of the Company.

     Nothing in the Plan or in any Option shall confer any right on any individual to continue in the employ of or association with the Company or its subsidiaries or will interfere in any way with the right of the Company or subsidiaries to terminate at any time the employment of a person who is an optionee ("Optionee") under an Option.

4.   Shares Subject to Option

     The shares to be optioned under the Plan will be authorized but unissued Common Shares without par value ("Shares") of the Company.

     At no time will more than 3,934,000 shares be under option pursuant to the Plan. The number of Shares under Option at any specific time to any one Optionee shall not exceed 5% of the issued and outstanding common share capital of the Company, subject to adjustment under Section 12 below.

     Shares subject to and not delivered under an Option which expires or terminates shall again be available for option under the Plan.

5.   Granting of Options

     The Committee may from time to time at its discretion, subject to the provisions of the Plan, determine those eligible individuals to whom Options will be granted, the number of Shares subject to such Options, the dates on which such Options are to be granted and the expiration of such Options.

     The Committee may, at its discretion, with respect to any Option, impose additional terms and conditions which are more restrictive on the Optionee than those provided for in the Plan.

     Each Option will be evidenced by a written agreement between, and executed by, the Company and the individual containing terms and conditions established by the Committee with respect to such Option and will be consistent with the provisions of the Plan.

6.   Option Price

     The price per Share at which Shares may be purchased upon the exercise of an Option (the "Option Price") will not be lower than the "market price" of the Shares on The Toronto Stock Exchange (the "Exchange") at the time of grant. In the context of the Plan, "market price" means the closing price of the Company's shares on the Exchange at the close of trading which immediately preceded the time that the option was granted. If the shares of the Company do not trade on such day, the "market price" shall be the average of the bid and ask prices on the previous trading day.

7.   Term of Option

     The maximum term of any Option will be 10 years.

     The Option Price will be paid in full at the time of exercise of the Option and no Shares will be delivered until full payment is made.

     An Optionee will not be deemed the holder of any Shares subject to his Option until the Shares are delivered to him.

8.   Transferability of Options

     An Option may not be assigned. During the lifetime of an Optionee, the Option may be exercised only by the Optionee.

9.   Termination of Employment

     Upon termination of employment for any reason except death or retirement or failure of re-election as a director or failure to be re-appointed an officer of the Company, an Optionee may, unless expressly provided to the contrary in the agreement granting the Option, at any time within 30 days after the date of termination but not later than the date of expiration of the Option, exercise the Option to the extent the Optionee was entitled to do so on the date of termination. Any Option or portions of Options of terminated individuals not so exercised will terminate and will again be available for future Options under the Plan. A change of employment will not be considered a termination so long as the Optionee continues to be employed by the Company or its subsidiaries.

10.  Death

     Notwithstanding any other provision of this Plan other than the maximum of 10 years provided for in Section 7, if any Optionee shall die holding an Option which has not been fully exercised, his personal representative, heir or legatee may, at any time within 60 days of grant of probate of the will or letters of administration of the estate of the decedent or within one year after the date of such death, whichever is the lesser time, exercise the Option with respect to the unexercised balance of the Shares subject to the Option.

11.  Retirement

     Notwithstanding any other provision of this Plan, if any Optionee shall retire or terminate his employment with the consent of the Board under circumstances equating retirement, while holding an Option which has not been fully exercised, such Optionee may exercise the Option at any time during the unexpired term of the Option.

12.  Changes in Shares

     In the event the authorized common share capital of the Company as presently constituted is consolidated into a lesser number of Shares or subdivided into a greater number of Shares, the number of Shares for which Options are outstanding will be decreased or increased proportionately as the case may be and the Option Price will be adjusted accordingly and the Optionees will have the benefit of any stock dividend declared during the period within which the said Optionee held his Option. Should the Company amalgamate or merge with any other company or companies (the right to do so being hereby expressly reserved) whether by way of arrangement, sale of assets and undertakings or otherwise, then and in each such case the number of shares of the resulting corporation to which an Option relates will be determined as if the Option had been fully exercised prior to the effective date of the amalgamation or merger and the Option Price will be correspondingly increased or decreased, as applicable.

13.  Cancellation and Re-granting of Options

     The Committee may, with the consent of the Optionee, cancel an existing Option, and re-grant the Option at an Option Price determined in the same manner as provided in Section 6 hereof, subject to the prior approval of the Exchange.

14.  Amendment or Discontinuance

     The Board may alter, suspend or discontinue the Plan, but may not, without the approval of the shareholders of the Company and the Exchange, make any alteration which would (a) increase the aggregate number of Shares subject to Option under the Plan except as provided in Section 12 or (b) decrease the Option Price except as provided in Section 12. Notwithstanding the foregoing, the terms of an existing Option may not be altered, suspended or discontinued without the consent in writing of the Optionee.

15.  Interpretation

     The Plan will be construed according to the laws of the Province of British Columbia.

16.  Liability

     No member of the Committee or any director, officer or employee of the Company will be personally liable for any act taken or omitted in good faith in connection with the Plan.